W.W. GRAINGER, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

For the Second Quarter Ended June 30, 2006

(Unaudited)

Company Contacts:
W. D. Chapman	847-535-0881
N. A. Hobor	847-535-0065
Issued: July 17, 2006

Second Quarter Highlights

•	Sales of $1.5 billion were up 8% versus 2005.
•	Operating earnings for the quarter were $145 million, an increase of 15% versus 2005.
•	Earnings per share for the quarter were $1.02, up 15% versus $0.89 in 2005.

Contents
I.	EARNING REVIEW	2
II.	BALANCE SHEET DATA	4
III.	CASH FLOW DATA	5
IV.	BUSINESS SEGMENT RESULTS	6

	EXHIBITS
	A. Daily Sales Growth by Segment	10
	B. Sales by Segment	11
	C. Operating Earnings by Segment	12

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

I.	EARNINGS REVIEW
			Net Sales
	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/06	06/30/05	Inc/(Dec)	06/30/06	06/30/05	Inc/(Dec)
Net Sales	$ 1,483	$ 1,373	8%	$ 2,902	$ 2,708	7%

Sales Days	2006	2005
Second Quarter	64	64
First Half	128	128
Total Year	254	255

Sales in the second quarter benefited from the economy, ongoing strategic initiatives and a favorable Canadian exchange rate. Partially offsetting these improvements was the negative effect of the wind-down of low margin integrated supply and automotive contracts.

	Daily Sales Inc/(Dec) 2006 vs. 2005
2006 Month	Total Company	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety
April	5.8%	5.5%	8.4%	5.3%
May	10.3	10.1	17.0	3.9
June	7.7	6.9	14.0	8.3
Second Quarter	8.0	7.6	13.4	5.7
First Half	7.2	6.1	15.9	8.4

Sales were up 8% driven by increases across all three segments. The Company’s two major growth initiatives, market expansion and product line expansion, contributed to the growth in the Grainger Branch-based segment. Acklands-Grainger benefited from a favorable exchange rate. Lab Safety benefited from the acquisition of the Rand Materials Handling Equipment Co. business (Rand). For all three segments, April sales were negatively affected by the timing of the Easter holiday, which fell into the second quarter of 2006 versus the first quarter of 2005.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

Operating Earnings

	Three Months Ended			Six Months Ended
	06/30/06	06/30/05	Inc/(Dec)	06/30/06	06/30/05	Inc/(Dec)
Operating Earnings	$ 145	$ 126	15%	$ 279	$ 239	17%
Operating Margin	9.7%	9.2%	0.5pp	9.6%	8.8%	0.8pp
ROIC*				25.7%	23.7%	2.0pp

The Company’s operating earnings were $145 million for the second quarter of 2006 versus $126 million for the second quarter of 2005. The improvement in operating earnings was driven by higher sales and a higher gross profit margin, partially offset by increased operating expenses.

The increase in ROIC was primarily attributable to higher operating earnings, partially offset by lower asset turnover.

Other Income and Expense

For the 2006 second quarter, “Other Income and Expense” was income of $8.3 million versus $2.8 million for the 2005 quarter. The increase was primarily attributable to higher interest income in 2006 versus 2005 and a $2.3 million gain on the sale of Acklands-Grainger’s interest in the USI-AGI Prairies joint venture in 2006.

Income Taxes

The Company’s effective income tax rate was 38.7% for the 2006 second quarter and 36.7% for the 2005 second quarter. Excluding the effect of equity in unconsolidated entities, which is recorded net of tax, the effective income tax rate was 38.9% for the second quarter of 2006 and 37.0% for the second quarter of 2005. The full year 2005 rate was 35.0% and benefited from a favorable revision to the estimate of income taxes for various state and local tax jurisdictions and the resolution of certain federal and state tax contingencies.

*See footnote, page 9.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

II. BALANCE SHEET DATA

Selected Balance Sheet data as of June 30, 2006 (preliminary) and 2005 follow:

	2006	2005
ASSETS	($ in thousands)
Cash and Cash Equivalents	$ 453,746	$ 326,033
Accounts Receivable – net (1)	614,376	531,710
Inventories (2)	781,991	728,468
Other Current Assets	137,168	145,457
Total Current Assets	1,987,281	1,731,668
Property, Buildings and Equipment – net (3)	784,589	763,737
Investments in Unconsolidated Entities (4)	7,484	22,686
All Other Assets (5)	328,552	295,868
Total Assets	$ 3,107,906	$ 2,813,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-Term Debt	$4,590	$9,485
Trade Accounts Payable	324,111	304,925
Other Current Liabilities	320,553	315,082
Total Current Liabilities	649,254	629,492
Long-Term Debt	4,895	–
All Other Liabilities	97,890	86,803
Shareholders’ Equity (6)	2,355,867	2,097,664
Total Liabilities and Shareholders’ Equity	$ 3,107,906	$ 2,813,959

(1)	Accounts receivable-net increased by $83 million, or 16%, due to higher sales and an increase in days sales outstanding primarily due to systems conversions.
(2)	Inventories increased by $54 million, or 7%, primarily in the Grainger Branch-based segment, due to volume increases and the product line expansion program.
(3)	Depreciation and amortization of property, buildings, and equipment amounted to $24 million for the 2006 second quarter and $23 million for the 2005 second quarter.
(4)	Investment in unconsolidated entities decreased $15 million, primarily due to the sale of Acklands-Grainger’s interest in the USI-AGI Prairies joint venture.
(5)	Other assets increased $33 million, or 11%, due primarily to increased capitalized software and increased intangibles related to the acquisition of the assets of Rand.
(6)

Common stock outstanding as of June 30, 2006 was 88,576,212 shares as compared with 89,105,942 shares at June 30, 2005. The Company repurchased 1.6 million shares during the 2006 second quarter, bringing the total for the year to 2.0 million shares. As of June 30, 2006, approximately 2.6 million shares remained under the share repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

III. CASH FLOW DATA

The following is a summarized cash flow statement for the six months ended

June 30, 2006 (preliminary) and 2005:

	Six Months Ended June 30,
	($ in thousands)
	2006	2005
Cash Flows from Operating Activities:
Net Earnings	$ 179,972	$ 154,381
Depreciation and Amortization	54,824	52,796
(Income) Losses in Unconsolidated Entities	(2,069)	(1,310)
(Increase) Decrease in Accounts Receivable – net	(93,086)	(51,070)
(Increase) Decrease in Inventories	14,286	(27,370)
(Increase) Decrease in Prepaid Expenses	7,684	(7,635)
Increase (Decrease) in Trade Accounts Payable	1,528	13,867
Increase (Decrease) in Other Current Liabilities	(88,111)	(48,459)
Other – net	25,699	29,374

Net Cash Provided by Operating Activities	100,727	114,574

Cash Flows from Investing Activities:
Additions to Property, Buildings and Equipment – net	(52,494)	(45,631)
Additions to Capitalized Software	(3,368)	(23,515)
Net Cash Paid for Business Acquisition	(13,859)	(24,838)
Other – net	25,696	4,140

Net Cash Used in Investing Activities	(44,025)	(89,844)

Cash Flows from Financing Activities:
Cash Dividends Paid	(47,715)	(39,723)
Purchase of Treasury Stock – net	(150,116)	(102,756)
Other – net	49,195	14,627

Net Cash Used in Financing Activities	(148,636)	(127,852)

Exchange Rate Effect on Cash and Cash Equivalents	786	(91)

Net (Decrease) in Cash and Cash Equivalents from beginning of year	$ (91,148)	$ (103,213)

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

IV. BUSINESS SEGMENT RESULTS

GRAINGER BRANCH-BASED

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/06	06/30/05	Inc/(Dec)	06/30/06	06/30/05	Inc/(Dec)
Net Sales	$ 1,234	$ 1,147	8%	$ 2,411	$ 2,272	6%
Operating Earnings	$ 152	$ 126	21%	$ 285	$ 235	21%
Operating Margin	12.3%	10.9%	1.4pp	11.8%	10.4%	1.4pp
ROIC*				33.8%	30.0%	3.8pp

Number of Branches

	2006 Second Quarter
	3/31/06	Opened	Closed	06/30/06
United States
Branch	400	10	(2)	408
Will Call Express	18	1	–	19
Mexico	6	1	–	7
Total	424	12	(2)	434

	2006 Year-to-Date
	12/31/05	Opened	Closed	06/30/06
United States
Branch	400	10	(2)	408
Will Call Express	18	1	–	19
Mexico	6	1	–	7
Total	424	12	(2)	434

Net Sales – Sales for this segment were up 8% for the quarter, primarily reflecting the stronger U.S. and Mexican economies and ongoing strategic initiatives. Partially offsetting these improvements were reduced integrated supply and automotive sales and the negative effect from the timing of the Easter holiday, which fell in the second quarter of 2006 versus the first quarter of 2005.

Sales in the United States were up 8% versus 2005, reflecting growth across all customer segments, led by the heavy manufacturing and government sectors. Sales were positively affected 1 percentage point due to higher sales of seasonal products. Product line expansion contributed approximately 1 percentage point to the growth in the segment. The wind-down of the Company’s low margin integrated supply and automotive contracts reduced sales growth by 2 percentage points.

*See footnote, page 9.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

GRAINGER BRANCH-BASED (continued)

Market expansion contributed 2 percentage points to the sales growth for the segment. Results for the market expansion program were as follows:

	2006 Second Quarter
	Sales Increase	Percent Complete
Phase 1 (Atlanta, Denver, Seattle)	14%	100%
Phase 2 (Four markets in Southern California)	14%	95%
Phase 3 (Houston, St. Louis, Tampa)	15%	85%
Phase 4 (Baltimore, Cincinnati, Kansas City, Miami, Philadelphia, Washington DC)	9%	75%

Sales in Mexico were up 16% for the quarter versus 2005 driven by an improving economy, an expanded telesales operation, a new branch in Santa Catarina and an expanded presence in Tijuana. In local currency, sales were up 19%.

Operating Earnings – Operating earnings for the 2006 second quarter were up 21% compared with the 2005 period, primarily the result of higher sales and increased gross profits.

The gross profit margin was up 1.1 percentage points versus the comparable 2005 quarter driven by positive inflation recovery, a positive change in selling price category mix and changes in the timing of certain inventory-related transactions and estimates. A major driver in the improvement in selling price category mix was the reduced sales to low margin integrated supply and automotive customers. Gross profit margins benefited from an improved methodology to capture data related to certain inventory transactions and estimates, as a result of recent system enhancements. The quarter benefited $0.05 per share from this timing change. Under the old system, these quarterly inventory adjustments would have been recorded in the fourth quarter of 2006.

Operating expenses increased 6% in the second quarter of 2006 versus 2005. Contributing to the increase were higher payroll and benefits costs, the result of increased headcount, higher stock-based compensation expense due to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, higher profit sharing accruals and increased advertising expenses. The effect of the adoption of SFAS No. 123R was approximately a $0.05 per share reduction for the quarter. The full year effect is expected to be $0.15 per share. Partially offsetting these increases were lower market expansion costs, primarily the result of the sale of branches.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

ACKLANDS-GRAINGER BRANCH-BASED

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/06	06/30/05	Inc/(Dec)	06/30/06	06/30/05	Inc/(Dec)
Net Sales	$ 147	$ 130	13%	$ 286	$ 247	16%
Operating Earnings	$ 3	$ 4	(32)%	$ 7	$ 8	(11)%
Operating Margin	2.1%	3.5%	(1.4)pp	2.4%	3.1%	(0.7) pp
ROIC*				4.3%	5.5%	(1.2) pp

	Number of Branches

	2006 Second Quarter
	3/31/06	Opened	Closed	06/30/06

Canada	164	–	(2)	162

	2006 Year-to-Date
	12/31/05	Opened	Closed	06/30/06

Canada	165	1	(4)	162

Net Sales – Sales in Canada increased 13% for the quarter versus 2005 including the effect of a favorable Canadian exchange rate. In local currency, sales for this business were up 2%.

Operating Earnings – The decrease in operating earnings for the 2006 second quarter was primarily the result of higher operating expenses. The operating expense growth was primarily driven by payroll and benefits due to increased headcount, higher severance costs as a result of a leadership change and higher information technology costs.

*See footnote, page 9.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

LAB SAFETY

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/06	06/30/05	Inc/(Dec)	06/30/06	06/30/05	Inc/(Dec)
Net Sales	$ 103	$ 98	6%	$ 207	$ 191	8%
Operating Earnings	$ 13	$ 14	(1)%	$ 29	$ 27	6%
Operating Margin	13.1%	13.9%	(0.8)pp	13.9%	14.2%	(0.3)pp
ROIC*				35.4%	38.1%	(2.7)pp

Net Sales – Sales increased 6% for the quarter for Lab Safety, the Company’s direct marketing business, including the benefit of incremental sales from the acquisition of Rand on January 31, 2006. Excluding the Rand acquisition, sales increased 2% versus 2005.

Operating Earnings – Operating earnings for the 2006 second quarter were down 1%. Gross profit margins were down 0.2 percentage point driven primarily by lower margin Rand sales. Operating expenses were up 8% due to higher healthcare costs and incremental costs from the acquisition of Rand.

*Footnote:

The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a seven point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document contains forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “percent complete”, “may”, “estimated”, “projected” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

-End-

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

EXHIBIT A Daily Sales Growth By Segment
	2006 vs. 2005				2005 vs. 2004
Month	Company	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Company	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety
January	6.1%	3.8%	20.0%	19.5%	10.4%	10.9%	10.9%	3.0%
February	4.6%	3.1%	21.2%	1.7%	10.3%	9.7%	12.8%	15.2%
March	8.0%	6.7%	15.5%	13.1%	5.9%	4.9%	12.6%	8.7%
First Quarter	6.3%	4.6%	18.7%	11.1%	8.7%	8.3%	12.1%	9.0%

April	5.8%	5.5%	8.4%	5.3%	11.6%	10.3%	20.2%	15.6%
May	10.3%	10.1%	17.0%	3.9%	5.6%	3.9%	15.9%	13.7%
June	7.7%	6.9%	14.0%	8.3%	10.5%	9.4%	21.2%	11.5%
Second Quarter	8.0%	7.6%	13.4%	5.7%	9.3%	8.0%	19.2%	13.6%

July					10.9%	10.5%	15.4%	10.3%
August					9.2%	8.3%	16.1%	13.8%
September					9.3%	8.2%	16.6%	13.9%
Third Quarter					9.8%	8.9%	16.0%	12.9%

October					11.3%	10.9%	11.6%	15.7%
November					10.0%	9.0%	14.6%	15.4%
December					8.4%	6.7%	19.3%	18.1%
Fourth Quarter					9.9%	8.9%	15.0%	16.4%

Full Year					9.4%	8.5%	15.6%	12.9%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

EXHIBIT B Sales by Segment ($000’s)
Second Quarter
	Three Months Ended June 30, 2006
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total net sales	1,233,574	146,920	103,273	1,483,767
Intersegment net sales	(345)	-	(542)	(887)
Net sales to external customers	1,233,229	146,920	102,731	1,482,880
	Three Months Ended June 30, 2005
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total net sales	1,146,819	129,609	97,668	1,374,096
Intersegment net sales	(785)	-	(503)	(1,288)
Net sales to external customers	1,146,034	129,609	97,165	1,372,808
2006 vs. 2005
Total net sales	7.6%	13.4%	5.7%	8.0%
Intersegment net sales	-56.1%	0.0%	7.8%	-31.1%
Net sales to external customers	7.6%	13.4%	5.7%	8.0%

Year
	Six Months Ended June 30, 2006
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total net sales	2,410,715	285,942	207,152	2,903,809
Intersegment net sales	(660)	-	(1,152)	(1,812)
Net sales to external customers	2,410,055	285,942	206,000	2,901,997
	Six Months Ended June 30, 2005
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total net sales	2,272,056	246,772	191,151	2,709,979
Intersegment net sales	(1,144)	-	(1,147)	(2,291)
Net sales to external customers	2,270,912	246,772	190,004	2,707,688
2006 vs. 2005
Total net sales	6.1%	15.9%	8.4%	7.2%
Intersegment net sales	-42.3%	0.0%	0.4%	-20.9%
Net sales to external customers	6.1%	15.9%	8.4%	7.2%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006

EXHIBIT C Operating Earnings by Segment ($000’s)
Second Quarter
	Three Months Ended June 30, 2006
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total operating earnings	151,811	3,070	13,472	168,353
Unallocated expenses and eliminations	-	-	-	(23,809)
Total consolidated operating earnings	151,811	3,070	13,472	144,544
	Three Months Ended June 30, 2005
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total operating earnings	125,505	4,491	13,547	143,543
Unallocated expenses and eliminations	-	-	-	(17,350)
Total consolidated operating earnings	125,505	4,491	13,547	126,193
2006 vs. 2005	21.0%	-31.6%	-0.6%	14.5%

Year
	Six Months Ended June 30, 2006
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total operating earnings	284,663	6,948	28,699	320,310
Unallocated expenses and eliminations	-	-	-	(41,349)
Total consolidated operating earnings	284,663	6,948	28,699	278,961
	Six Months Ended June 30, 2005
	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Totals
Total operating earnings	235,377	7,767	27,175	270,319
Unallocated expenses and eliminations	-	-	-	(31,169)
Total consolidated operating earnings	235,377	7,767	27,175	239,150
2006 vs. 2005	20.9%	-10.5%	5.6%	16.6%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2006